Exhibit 77(o)

                  Transactions effected pursuant to Rule 10f-3
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
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                                                                  Date of    Broker / Dealer From      Affiliated/Principal
             Fund Name                     Issuer                 Purchase     Whom Purchased        Underwriter of Syndicate
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
ING VP Strategic Allocation            Morgan Stanley            03/23/2004    Morgan Stanley       ING Financial Markets, LLC
Balanced Portfolio
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ING VP Strategic Allocation Growth     Morgan Stanley            03/23/2004    Morgan Stanley       ING Financial Markets, LLC
Portfolio
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ING VP Strategic Allocation Income     Morgan Stanley            03/23/2004    Morgan Stanley       ING Financial Markets, LLC
Portfolio
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